AIR METHODS CORPORATION

                   CALCUATION OF EARNINGS PER SHARE
      (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                              (UNAUDITED)


                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                ------------------            -----------------
                                                                   SEPTEMBER 30,                 SEPTEMBER 30,
                                                                   -------------                 ------------
                                                               1995           1994           1995           1994
                                                               ----           ----           ----           ----
Earnings per common share:

  Weighted average number of common
    shares outstanding                                      8,075,695      8,022,730       8,068,769      7,899,990
                                                           ===========    ===========     ===========    ===========

  Net income (loss)                                        $      280           (603)            853         (7,778)
                                                           ===========    ===========     ===========    ===========

  Income (loss) per common share                           $     0.03          (0.08)           0.11          (0.98)
                                                           ===========    ===========     ===========    ===========

Fully diluted earnings per share:

  Weighted average number of common
    shares outstanding                                      8,075,695      8,022,730       8,068,769      7,899,990

  Assumed exercise of options & warrants,
    net of purchases of treasury stock                        372,678        360,127         352,678        293,461
                                                           -----------    -----------     -----------    -----------
                                                            8,448,373      8,382,857       8,421,447      8,193,451
                                                           ===========    ===========     ===========    ===========

  Net income (loss)                                        $      280           (603)            853         (7,778)
  Interest expense reduction on debt
    assumed retired                                                61            560              54            232
                                                           -----------    -----------     -----------    -----------
  Net income (loss)                                        $      341            (43)            907         (7,546)
                                                           ===========    ===========     ===========    ===========

  Income (loss) per common share -
    fully diluted                                          $     0.04          (0.01)           0.11          (0.92)
                                                           ===========    ===========     ===========    ===========
/TABLE
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